EXHIBIT 23.6
CONSENT OF DIRECTOR NOMINEE
Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his or her name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Schottenstein Realty Trust, Inc.

By:	/s/ Jerry W. Levin
	Name:	Jerry W. Levin

Dated: March 14, 2011